UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2022 (February 16, 2022)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard Franklin, Tennessee 37067
(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)	Reorganization of the Standing Committees of the Board of Directors and appointment of Lead Director

On February 16, 2022, the Board of Directors (the “Board”) of Community Health Systems, Inc. (the “Company”) appointed John A. Clerico as its independent Lead Director. Mr. Clerico succeeds Julia B. North, who passed away on December 9, 2021, in this role. In addition, on February 16, 2022, the Board reorganized the composition of the standing committees of the Board as follows (including appointing Joseph A. Hastings, D.M.D. to a committee following his election as a Board member on September 15, 2021):

Audit and Compliance Committee

Michael Dinkins (chair)

James S. Ely III

Elizabeth T. Hirsch

H. James Williams, Ph.D.

Compensation Committee

James S. Ely III (chair)

John A. Clerico

John A. Fry

Elizabeth T. Hirsch

Governance and Nominating Committee

John A. Fry (chair)

Joseph A. Hastings, D.M.D.

William Norris Jennings, M.D.

K. Ranga Krishnan, MBBS

(ii)	Compensation Arrangements

On February 16, 2022, the Board, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), met and approved the following compensation arrangements for 2022 for the Company’s named executive officers, as reflected in the Company’s definitive proxy statement for its 2021 annual meeting of stockholders (collectively, the “Named Executive Officers”).

2022 Cash Incentive Compensation

The Board approved performance goals for the Named Executive Officers (other than Benjamin C. Fordham, Executive Vice President, General Counsel and Assistant Secretary, who, as previously disclosed, is retiring effective February 28, 2022) for fiscal year 2022 under the Company’s 2019 Employee Performance Incentive Plan (the “Cash Incentive Plan”) with target opportunities as follows (expressed as a percentage of base salary):

Name and Position	Target Opportunity
Wayne T. Smith, Executive Chairman of the Board of Directors	225%
Tim L. Hingtgen, Chief Executive Officer	225%
Kevin J. Hammons, President and Chief Financial Officer	125%
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	115%

In addition, each Named Executive Officer (other than Mr. Fordham) will have the opportunity to achieve an additional percentage of his or her base salary for the attainment of specific non-financial performance improvements up to a maximum of an additional 40% for Mr. Smith and Mr. Hingtgen; 25% for Mr. Hammons; and 10% for Dr. Simon. Each Named Executive Officer (other than Mr. Fordham) will also have the opportunity to achieve an additional percentage of his or her base salary for overachievement of Company-level goals up to a maximum of an additional 35% for Mr. Smith and Mr. Hingtgen, and an additional 25% for Mr. Hammons and Dr. Simon.

The payments made to the Company’s 2021 named executive officers under the Cash Incentive Plan in respect of fiscal 2021 incentive compensation targets will be set forth in the definitive proxy statement to be filed by the Company in connection with the Company’s 2022 annual meeting of stockholders.

2022 Base Salaries

The Board approved the following base salary amounts for the Named Executive Officers for fiscal year 2022:

Name and Position	2022 Base Salary
Wayne T. Smith, Executive Chairman of the Board of Directors	$1,000,000
Tim L. Hingtgen, Chief Executive Officer	$1,250,000
Kevin J. Hammons, President and Chief Financial Officer	$750,000
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	$643,775
Benjamin C. Fordham, Executive Vice President, General Counsel and Assistant Secretary	$625,000

Long-Term Incentive Compensation – Equity Awards

Pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan (the “Stock Plan”), the Board approved the following equity grants to the Named Executive Officers (other than Mr. Fordham), effective March 1, 2022 (the “grant date”):

Name and Position	Non-Qualified Stock Options	Time Vesting Restricted Stock	Performance-Based Restricted Stock
Wayne T. Smith, Executive Chairman of the Board of Directors	90,000	90,000	180,000
Tim L. Hingtgen, Chief Executive Officer	100,000	100,000	200,000
Kevin J. Hammons, President and Chief Financial Officer	75,000	75,000	150,000
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	40,000	40,000	80,000

The number of performance-based restricted shares granted to each Named Executive Officer is subject to the attainment of certain performance objectives during the three-year period beginning January 1, 2022 and ending December 31, 2024, with the ultimate number of performance-based restricted shares vesting in respect of such awards after such three-year period ranging from 0% to 200% of the shares set forth above based on the level of achievement of such performance objectives.

Both the non-qualified stock options and the time-vesting restricted stock vest ratably over three years, beginning on the first anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2022	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen
Chief Executive Officer and Director (principal executive officer)